Exhibit 3.1

CERTIFICATE OF AMENDMENT OF LIMITED PARTNERSHIP

Formed pursuant to the provisions of the Revised Uniform Limited Partnership Act.

THE UNDERSIGNED, DESIRING TO AMEND AND RESTATE IN ITS ENTIRETY THE CERTIFICATE OF LIMITED PARTNERSHIP OF WASHINGTON PRIME GROUP, L.P. (THE “PARTNERSHIP”) AS OF THE 27TH DAY OF MAY, 2014, PURSUANT TO THE PROVISIONS OF SECTION 23-16-3-3 OF THE REVISED UNIFORM LIMITED PARTNERSHIP ACT OF THE STATE OF INDIANA, DOES HEREBY CERTIFY AS FOLLOWS:

THE ORIGINAL CERTIFICATE OF LIMITED PARTNERSHIP OF THE PARTNERSHIP FILED WITH THE INDIANA SECRETARY OF STATE ON JANUARY 17, 2014, IS BEING AMENDED AND RESTATED IN ITS ENTIRETY SO THAT FOLLOWING THE FILING OF THIS CERTIFICATE OF AMENDMENT AND RESTATEMENT, THE CERTIFICATE OF LIMITED PARTNERSHIP OF THE PARTNERSHIP SHALL EFFECTIVELY READ AS FOLLOWS:

Article I—ENTITY NAME

WASHINGTON PRIME GROUP, L.P.

Creation Date: 1/17/2014

Article II—PRINCIPAL OFFICE ADDRESS

WISCONSIN TOWERS AT BETHESDA CROSSING

7315 WISCONSIN AVE., SUITE 500-E,

BETHESDA, MD 20814

Article III—REGISTERED OFFICE AND AGENT

CORPORATION SERVICE COMPANY

251 EAST OHIO STREET SUITE 500, INDIANAPOLIS, IN 46204

Article IV—PARTNERS

WASHINGTON PRIME GROUP INC.

WISCONSIN TOWERS AT BETHESDA CROSSING

7315 WISCONSIN AVE., SUITE 500-E,

BETHESDA, MD 20814

Partner

Article V—GENERAL INFORMATION

What is the latest date upon which the entity is to dissolve?:	12/31/2199

Effective Date:	5/27/2014

Electronic Signature:	ROBERT P. DEMCHAK

Signator’s Title:	SECRETARY AND GENERAL COUNSEL

Article VI—EFFECTIVE DATE

THIS CERTIFICATE OF AMENDMENT AND RESTATEMENT TO THE CERTIFICATE OF LIMITED PARTNERSHIP SHALL BECOME EFFECTIVE AT 11:59 P.M. ON MAY 27, 2014.